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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

          The undersigned hereby agree that the Statement on Schedule 13D with respect to the Common Stock of Axcan Pharma Inc., dated as of June 1, 2001, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date:    June 1, 2001           INVESTOR GROWTH CAPITAL LIMITED (f/k/a Investor
                                (Guernsey) Ltd.)


                                By:   /S/ MICHAEL OPORTO
                                      -----------------------------------------
                                      Michael Oporto
                                      Attorney-in-Fact


                                By:   /S/ BORJE EKHOLM
                                      -----------------------------------------
                                      Borje Ekholm
                                      Attorney-in-Fact




Date:    June 1, 2001           INVESTOR AB


                                By:   /S/ MICHAEL OPORTO
                                      -----------------------------------------
                                      Michael Oporto
                                      Attorney-in-Fact


                                By:   /S/ BORJE EKHOLM
                                      -----------------------------------------
                                      Borje Ekholm
                                      Attorney-in-Fact